Exhibit 10.46

Non-Employee Directors’ Compensation Summary as of March 5, 2007

Effective as of March 5, 2007, non-employee directors are eligible for the following compensation:

Annual Retainer Fee	$35,000
Meeting Fees	$1,500	per meeting
Committee Chair Annual Retainer Fees:
Audit Committee Chairperson	$20,000
Compensation Committee Chairperson	$10,000
Nominating and Corporate Governance Chairperson	$10,000
Annual Non-qualified Stock Option Grant *	6,000	options
Annual Restricted Stock Award *	2,000	shares
Initial Non-qualified Stock Option Grant **	7,500	options
Initial Restricted Stock Award **	2,500	shares

*	Vesting occurs 25% per year over a four-year period, with first vesting on the anniversary of the grant/award date
**	Vesting occurs 25% immediately on the grant/award date, and 25% per year on the next three anniversaries of the grant/award date

Under our Directors’ Cash Compensation Umbrella Program (previously filed as Exhibit 10.36), non-employee directors continue to be eligible to choose to receive annual retainer fees, committee chair annual retainer fees and meeting fees either in cash, in fully vested restricted stock under the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 26, 2006 (previously filed as Exhibit 10.1) or as deferred compensation under the Company’s Directors’ Deferred Compensation Plan, as amended September 26, 2006 (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan, which was previously filed as Exhibit 10.28, allows non-employee directors to defer their compensation in the form of rights to acquire the equivalent number of shares of common stock at the end of the deferral period. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees, annual non-qualified stock option grants and annual restricted stock awards at the time of the Company’s annual meeting. Non-employee directors receive their initial non-qualified stock option grant and restricted stock award, as well as their first annual non-qualified stock option grant and restricted stock award, upon the date of the director’s election to the Board of Directors, if other than the annual meeting date.
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